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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSON BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Abraham N. Reichental and Robert M. Grace, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 of 3D Systems Corporation (File No. 333-108418), filed with the Securities and Exchange Commission on August 29, 2003, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Name	Title	Date

/s/ ABRAHAM N. REICHENTAL Abraham N. Reichental	Director, Chief Executive Officer and President (Principal Executive Officer)	December 3, 2003
/s/ FRED R. JONES Fred R. Jones	Vice President and Chief Financial Officer (Principal Financial Officer)	December 26, 2003
/s/ G. PETER V. WHITE G. Peter V. White	Vice President, Finance (Principal Accounting Officer)	December 3, 2003
/s/ G. WALTER LOEWENBAUM II G. Walter Loewenbaum II	Chairman of the Board of Directors	December 3, 2003
/s/ MIRIAM V. GOLD Miriam V. Gold	Director	December 3, 2003
/s/ CHARLES W. HULL Charles W. Hull	Director, Executive Vice President and Chief Technology Officer	December 3, 2003
/s/ JIM D. KEVER Jim D. Kever	Director	December 3, 2003
/s/ KEVIN S. MOORE Kevin S. Moore	Director	December 5, 2003
/s/ RICHARD C. SPALDING Richard C. Spalding	Director	December 3, 2003

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POWER OF ATTORNEY